SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)               April 24, 2006
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                                 LAM LIANG CORP.
             (Exact name of Registrant as specified in its charter)



          Nevada                     000-51427                20-1740044
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(State or other jurisdiction   (Commission File number)      (IRS Employer
    of incorporation or                                    Identification No.)
      organization)


       Suite 328, 369 Rocky Vista Park Drive Calgary, B.C. T3G 5K7, Canada
       -------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (403) 399-2836
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


             Unico House (Unit 12D/1) 12th Floor, 29/1 Soi Langsuan,
                     Ploenchit Road, Bangkok 10330 Thailand
                     --------------------------------------
                  (Former Address If Changed since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      (b) Effective April 24, 2006, Dr. Anchana Chayawatana, the Registrant's President, CEO, Chairman and a director, Prapaipan Chayawatana, the Registrant's Treasurer, CFO, principal accounting officer and a director, and Anongnat Chansangachom, the Registrant's Secretary and a director, resigned from their positions as officers of the Registrant. These resignations did not result from any disagreements between the former officers and the Registrant.

      Dr. Chayawatan, Ms. Chayawatana and Ms. Chansangachom remain as directors, but have submitted letters of resignation for their directorships that will become effective on the day that Darren Stevenson and Bruno Mosimann become directors pursuant to a Schedule 14f-1 filed by the Registrant with the Securities and Exchange Commission on April 24, 2006.

      (c) Effective April 24, 2006, Darren R. Stevenson became the Registrant's President, Chief Executive Officer and Secretary.

      DARREN R. STEVENSON, 34, is an oil and gas management executive with a background in corporate mergers and acquisitions, chemical engineering and technology transfer and business creation. Mr. Stevenson was a senior executive at Royal Dutch Shell PLC's consultancy business, Shell Global Solutions, where he was awarded the Shell Rainmaker award given for significant achievements. He was also given membership to the Shell President's Club. Over the past 15 years has held a variety of technical and commercial roles in the oil and gas industry including reservoir and process engineering, refinery operations and some entrepreneurial pursuits in technology transfer for fuel cells, software development and aviation. He has also worked for companies such as Syncrude Canada, Shell Canada and the University of British Columbia Industry Liaison Office

      We entered into an Employment Agreement and a Stock Option Agreement with Darren R. Stevenson, both of which are effective as of April 18, 2006, as part of his compensation for becoming our Chief Executive Officer, President and Secretary.

      The Employment Agreement provides Mr. Stevenson with $60,000 (Canadian) per annum, to be increased to $120,000 (Canadian) per annum in the event that the Company conducts a placement of it securities of at least US$50,000,000. The term of the Employment Agreement is for two years.

      Under the Stock Option Agreement, Mr. Stevenson will immediately receive options to purchase up to 100,000 shares of Common Stock. Mr. Stevenson will receive additional options to purchase 200,000 shares of Common Stock on January 1, 2007, 200,000 shares of Common Stock if the Company conducts a placement of at least US$10,000,000 and 500,000 shares of Common Stock if the Company conducts a placement of at least US$50,000,000. The Board anticipates that the Company will enact a 30:1 forward stock split, and all of the share amounts for which the options are exercisable are on a post-split basis. All of the options, once vested, are exercisable at $2.00 per share.

      Mr. Stevenson is not related to any of the directors or other officers of the Registrant. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is a party, in which Mr. Stevenson had or is to have a direct or indirect material interest other than the Employment Agreement and the Stock Option Agreement.

                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits:


EXHIBIT NO.    EXHIBIT DESCRIPTION
-----------    -------------------

10.1           Employment Agreement between the Registrant and Darren R.
               Stevenson

10.2           Option Agreement between the Registrant and Darren R. Stevenson

                                   SIGNATURES

      In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             Lam Liang Corp.


Date: April  26, 2006                    By: /s/ Darren R. Stevenson
                                             -----------------------------------
                                                 Darren R. Stevenson
                                                 Chief Executive Officer

                                  EXHIBIT INDEX


EXHIBIT        NO. EXHIBIT DESCRIPTION
-------        -----------------------
10.1           Employment Agreement between the Registrant and Darren R.
               Stevenson

10.2           Option Agreement between the Registrant and Darren R. Stevenson